SHARE EXCHANGE AGREEMENT

                             by and among

                        PRG FLORIDA XII, INC.,

              MELBOURNE EYE ASSOCIATES OF BREVARD, INC.,

                    MELBOURNE EYE ASSOCIATES, P.A.,

        WILLIAM BROUSSARD, M.D., Trustee U.T.D. March 24, 1980

       MICHAEL CORCORAN, M.D., Trustee U.T.D. September 26, 1988

                         ANDREW ZORBIS, M.D.,

                          RALPH PAYLOR, M.D.,

                        L. NEAL FREEMAN, M.D.,

        K. FREDRICK HO, M.D., Trustee U.T.D. November 24, 1989

                                  and

                   PHYSICIANS RESOURCE GROUP, INC.

                        SHARE EXCHANGE AGREEMENT


     This  SHARE  EXCHANGE  AGREEMENT  (this  "Agreement"),  made  and executed as of the 4th day of October, 1996, is by and among PRG FLORIDA XII, INC., a Delaware corporation ("PRG Sub"); PHYSICIANS RESOURCE GROUP, INC., a Delaware corporation ("PRG"); and MELBOURNE EYE ASSOCIATES OF BREVARD, INC., a Florida corporation and MELBOURNE E Y E ASSOCIATES, P.A., a Florida professional association (collectively, the "Company"); and WILLIAM BROUSSARD, M.D., Trustee
U.T.D. March 24, 1980, MICHAEL CORCORAN, M.D., Trustee U.T.D. September 26, 1988, ANDREW ZORBIS, M.D., RALPH PAYLOR, M.D., L. NEAL FREEMAN, M.D. and K. FREDRICK HO, M.D., Trustee U.T.D. November 24, 1989 all individual residents of the State of Florida (individually "Shareholder," and collectively "Shareholders").

                              WITNESSETH:

     WHEREAS, Company operates an ophthalmology practice in Melbourne, Florida ("Business");

     WHEREAS, Shareholders are the only shareholders of Company;

     WHEREAS, PRG Sub is engaged in the business of acquiring the assets of and managing non-medical aspects of ophthalmology practices and is a wholly-owned subsidiary of PRG; and

     WHEREAS, the Shareholders desire to convey to PRG Sub, and PRG Sub desires to acquire from the Shareholders, one hundred percent of the issued and outstanding capital stock Company (the Stock ) in consideration for PRG Sub conveying to the Shareholders the PRG stock identified in Annex I (hereinafter the PRG Stock ), all upon the terms and subject to the conditions set forth herein, in accordance a n d subject to the terms of Internal Revenue Code Section 368(a)(1)(B).

     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


Section 1.     Terms of the Exchange of Stock.

     The exchange of the outstanding capital stock of PRG and the Company which is to be exchanged hereunder shall occur on the 9th day of October, 1996 ("Closing Date"), unless another date is mutually agreed upon among the parties hereto and shall be based on the respective representations, warranties and agreements of the parties hereto, and shall be subject to the terms and conditions herein stated.

     1.1 Conveyance of Stock. Subject to and upon the terms and conditions contained herein, on the Closing Date, Shareholders shall convey, transfer, deliver and assign to PRG Sub all of the Stock, free and clear of all obligations, security interests, claims, liens and encumbrances whatsoever. Subject to and upon the terms and conditions contained herein, on the Closing Date, PRG shall convey, transfer, deliver and assign to the Shareholders the PRG Stock free and clear of all obligations, security interests, claims, liens and encumbrances other than the terms and provisions of the Stockholders Agreement.

     1.2 Conveyance of PRG Stock. As consideration for the sale of t h e Stock, PRG Sub shall, on the Closing Date, provide the Shareholders with the consideration specified in Annex I attached hereto (the Consideration").

     1.3  Subsequent  Actions. If, at any time after the Closing Date,
PRG  Sub  or  PRG  shall consider or be advised that any stock powers, deeds,  bills of sale, assignments, assurances or any other actions or things  are  necessary  or  desirable  to  vest, perfect or confirm of record  or otherwise in PRG Sub its right, title or interest in, to or under  any  of  the Stock or otherwise to carry out this Agreement, in return for the consideration set forth in this Agreement, the officers and  directors  of PRG Sub shall be authorized to execute and deliver, in the name and on behalf of Company and each Shareholder or otherwise, to carry out all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of PRG Sub or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in,
to and   under  the  Stock  in  PRG Sub or otherwise to carry out this
Agreement.    If, at any time after the Closing Date, the Shareholders
shall consider or be advised that any stock powers, deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Shareholders its right, title or interest in, to or under any of the PRG Stock or otherwise to carry out this Agreement, in return for the consideration set forth in this Agreement, the officers and directors of Shareholders shall be authorized to execute and deliver, in the name and on behalf of PRG and PRG Sub or otherwise, to carry out all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of PRG Sub or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under the PRG Stock in PRG Sub or otherwise to carry out this Agreement.


Section 2.     Representations  and  Warranties  of  Company  and  the
Shareholders.

     The Company and the Shareholders, jointly and severally, hereby represent and warrant to PRG Sub and PRG as follows:

     2.1 C o r p orate Existence; Good Standing. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Company has all necessary corporate powers to own all of its assets and to carry on its business as such business is now being conducted. Company does not own stock in or control, directly or indirectly, any other corporation, association or business organization, nor is Company a party to any joint venture or partnership. Shareholders are the sole shareholders of Company and own all outstanding shares of capital stock free of all security interests, claims, encumbrances and liens in the amounts set forth on Exhibit 2.1. Each share of Company's common stock has been legally and validly issued and fully paid and nonassessable. No shares of capital stock of Company are owned by Company in treasury. There are no outstanding (a) bonds, debentures, notes or other obligations the holders of which have the right to vote with the stockholders of Company on any matter, (b) securities of Company convertible into equity interests in Company, or (c) commitments, options, rights or warrants to issue any such equity interests in Company, to issue securities of Company convertible into such equity interests, or to redeem any securities of Company. No shares of capital stock of Company have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of Company's stockholders. Company is not required to qualify to do business as a foreign corporation in any other state or jurisdiction by reason of its business, properties or activities in or relating to such other state or jurisdiction. Company does not have any assets, employees or offices in any state other than Florida.

     2.2 Power and Authority for Transactions. Company has the corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement or to be executed and delivered on the Closing Date, and has taken all action required by law, its Articles or Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. Each Shareholder has the legal capacity to enter into and perform this Agreement and the other agreements to be executed and delivered in connection herewith. Company has obtained the approval of its stockholders necessary to the consummation of the transactions contemplated herein. This Agreement and all agreements and documents executed and delivered in connection herewith have been, or will be as of the Closing Date, duly executed and delivered by Company and the Shareholders, as appropriate, and constitute or will constitute the legal, valid and binding obligations of Company and the Shareholders, enforceable against Company and the Shareholders in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Agreement, and the agreements executed and delivered pursuant to this Agreement or to be executed and delivered on the Closing Date, do not, and, subject to the receipt of consents described on Exhibit 2.5, the consummation of the actions contemplated hereby will not, violate any provision of the Articles or Certificate of Incorporation or Bylaws of Company or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, rent, instrument, order, arbitration award, judgment or decree to which Company or any Shareholder is a party or by which Company or any Shareholder is bound, or violate any material restrictions of any kind to which Company is subject, or result in any lien or encumbrance on any of Company's assets or the Stock.

     2.3 Permits, Licenses and Governmental Authorizations. All building or other permits, certificates of occupancy, concessions, g r a nts, franchises, licenses, certificates of need and other governmental authorizations and approvals required for the conduct of the Business, or waivers thereof, have been duly obtained and are in full force and effect and are described on Exhibit 2.3. There are no p r oceedings pending or, to the knowledge of Company and the S h areholders, threatened, which may result in the revocation, cancellation or suspension, or any adverse modification, of any thereof.

     2.4 Corporate Records. True and correct copies of the Articles or Certificate of Incorporation, Bylaws and minutes of Company and all amendments thereto of Company have been delivered to PRG Sub. The minute books of Company contain all accurate minutes of the meetings of and consents to actions taken without meetings of the Board of Directors and stockholders of Company since its formation. The books of account of Company have been kept accurately in the ordinary course of business and the revenues, expenses, assets and liabilities of Company have been properly recorded in such books.

     2.5 Consents. Except as set forth on Exhibit 2.5, no consent, authorization, permit, license or filing with any governmental authority, any lender, lessor, any manufacturer or supplier or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement and the agreements and documents contemplated hereby on the part of Company or the Shareholders.

     2.6 Company's Financial Information. Company has heretofore furnished PRG Sub with financial information about the Company, which information is set forth in the financial statements on Exhibit 2.6 attached hereto (the Financial Statements ), including the unaudited Balance Sheet ("Balance Sheet") as of the date set forth therein ("Balance Sheet Date"). The Financial Statements for the periods indicated, reflect all liabilities of Company required to be reported i n a c cordance with generally accepted accounting principles consistently applied ( GAAP ), reflect all contingent liabilities of Company required to be reported in accordance with GAAP as of their respective dates, and present fairly the financial position of Company as of such dates and the results of operations and cash flows for the period or periods reflected therein.

     2.7 Leases. Exhibit 2.7 attached hereto sets forth a list of all leases pursuant to which Company leases, as lessor or lessee, real or personal property used in operating the Business or otherwise. All such leases listed on Exhibit 2.7 are valid and enforceable in accordance with their respective terms, and there is not under any such lease any existing default by Company, as lessor or lessee, or any condition or event of which Company or any Shareholder has knowledge which with notice or lapse of time, or both, would constitute a default, in respect of which Company has not taken adequate steps to cure such default or to prevent a default from occurring.

     2.8 Condition of Assets. The assets owned by the Company constitute the only assets necessary for the conduct of the Business. All of the assets of the Company are in good condition and repair subject to normal wear and tear and conform with all applicable
o r d inances, regulations and other laws, and Company and the Shareholders have no knowledge of any latent defects therein.

     2.9 Title to and Encumbrances on Property. A description of all interests in real and personal property owned by the Company is set forth on Exhibit 2.9. The Company has good, valid and marketable title to all of its personal and real property, free and clear of any liens, claims, charges, exceptions or encumbrances, except for those, if any, which are set forth in Exhibit 2.9 attached hereto. The real and personal property described on Exhibit 2.9 and Exhibit 2.7 constitute the only real and personal property used in the conduct of the Company's business. Upon consummation of the transactions contemplated hereby, such interest in real and personal property shall be free and clear of all liens, security interests, claims and encumbrances and evidence of such releases of liens and claims shall be provided to PRG Sub on the Closing Date.

     2.10 Inventories. All inventories of the Company used in the conduct of the Business are reflected on the Balance Sheet in accordance with generally accepted accounting principles consistently applied. The items of Company's inventory have been acquired in the ordinary course of its business, are adequate for the reasonable requirements of the Business, and, to the best knowledge of the Company and the Shareholders, may be used for their intended purposes. All of the assets of the Company constituting inventory are owned or used by Company, is in good, current, standard and merchantable condition and is not obsolete or defective.

     2.11 Intellectual Property Rights; Names.  Except as set forth on
Exhibit 2.11, Company has no right, title or interest in or to patents, patent rights, corporate names, assumed names, manufacturing p r ocesses, trade names, trademarks, service marks, inventions, specialized treatment protocols, copyrights, formulas and trade secrets or similar items and such items are the only such items necessary for the conduct of the Business. Set forth in Exhibit 2.11 is a listing of all names of all predecessor companies of Company, including the names of any entities from whom Company previously
acquired  significant  assets.    Except  for  off-the-shelf  software
licenses and except as set forth on Exhibit 2.11, Company is not a licensee in respect of any patents, trademarks, service marks, trade n a m e s, copyrights or applications therefor, or manufacturing processes, formulas or trade secrets or similar items and no such licenses are necessary for the conduct of the Business. No claim is pending or has been made to the effect that the present or past operations of Company infringe upon or conflict with the asserted rights of others to any patents, patent rights, manufacturing p r ocesses, trade names, trademarks, service marks, inventions, licenses, specialized treatment protocols, copyrights, formulas, know-how and trade secrets. Company has the sole and exclusive right to use all of its assets constituting proprietary rights without infringing or violating the rights of any third parties and no consents of any third parties are required for the use thereof by PRG Sub.

     2.12 Directors and Officers; Payroll Information; Employees. Set forth on Exhibit 2.12 attached hereto is a true and complete list, as of the date of this Agreement of: (a) the name of each director and officer of Company and the offices held by each, (b) the most recent payroll report of Company, showing all current employees of Company and their current levels of compensation, (c) promised increases in compensation of employees of Company that have not yet been effected,
(d) oral or written employment agreements or independent contractor agreements (and all amendments thereto) to which Company is a party, copies of which have been delivered to PRG Sub, and (e) all employee manuals, materials, policies, procedures and work-related rules, copies of which have been delivered to PRG Sub. Company is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices. Company has not engaged in any unfair labor practice. There are no unfair labor practices charges or complaints pending or threatened against Company, and Company has never been a party to any agreement with any union, labor organization or collective bargaining unit.

     2.13 Legal Proceedings. Except as set forth on Exhibit 2.13, neither Company nor any Shareholder nor any of the assets of the Company is subject to any pending, nor does Company or any Shareholder have knowledge of any threatened, litigation, governmental investigation, condemnation or other proceeding against or relating to
o r a ffecting Company, any Shareholder, the Business or the transactions contemplated by this Agreement, and, to the knowledge of Company and the Shareholders, no basis for any such action exists, nor is there any legal impediment of which Company or any Shareholder has knowledge to the continued operation of its business in the ordinary course, subject to consents set forth on Exhibit 2.5.

     2.14 Contracts. Company has delivered to PRG Sub true copies of all written, and disclosed to PRG Sub all oral, outstanding contracts, obligations and commitments of Company ("Contracts"), all of which are listed or incorporated by reference on Exhibit 2.7 (in the case of leases), Exhibit 2.12 (in the case of employment agreements) and
Exhibit 2.14 (in the case of Contracts other than leases) attached hereto. Except as otherwise indicated on such Exhibits, all of such Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect, and no defenses, offsets or counterclaims have been asserted or may be made by any party thereto. Except as indicated on such Exhibits, there is not under any such Contract any existing default by Company, or any condition or event of which Company or any Shareholder has knowledge which with notice or lapse of time, or both, would constitute a default. Company and the Shareholders have no knowledge of any default by any other party to such Contracts. Neither Company nor the Shareholders have received notice of the intention of any party to any Contract to cancel or terminate any Contract and have no reason to believe that any amendment or change to any Contract is contemplated by any party thereto. Other than those contracts, obligations and commitments listed on Exhibit 2.7, Exhibit 2.12 and Exhibit 2.14, Company is not a party to any material written or oral agreement contract, lease or arrangement, including any:

          (a) Contract related to the sale of any assets of the Company other than this Agreement;

          (b) Employment, consulting or compensation agreement or arrangement;

          (c)  Labor or collective bargaining agreement;

          (d) Lease agreement with respect to any property, whether as lessor or lessee;

          (e) Deed, bill of sale or other document evidencing an interest in or agreement to purchase or sell real or personal property;

          (f) Contract for the purchase of materials, supplies or equipment (i) which is in excess of the requirements of the Business now booked or for normal operating inventories, or (ii) which is not terminable upon notice of thirty (30) days or less;

          (g) Agreement for the purchase from a supplier of all or substantially all of the requirements of the Business of a particular product or service;

          (h) Loan agreement or other contract for money borrowed or lent or to be borrowed or lent to another;

          (i)  Contracts containing non-competition covenants; or

          (j) Other contracts or agreements that involve either an unperformed commitment in excess of $1,000 or that terminate or can only be terminated by Company on more than 30 days after the date hereof.

     2.15 Subsequent Events.  Company has not, since the Balance Sheet
Date:

          (a) Incurred any material obligation or liability (absolute, accrued, contingent or otherwise) or entered into any contract, lease, license or commitment, except in connection with the performance of this Agreement, other than in the ordinary course of business or incurred any indebtedness;

          (b) D i s c h arged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability ( a b s olute, accrued, contingent or otherwise) other than (i) l i abilities shown or reflected on the Balance Sheet or (ii) liabilities incurred since the Balance Sheet Date in the ordinary course of business;

          (c) Formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

          (d) Made any payments to or loaned any money to any person or entity other than in the ordinary course of business;

          (e) Lost or terminated any employee, patient, customer or supplier that has, individually or in the aggregate, a material adverse effect on the Business;

          (f) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor, except as may have been required due to income or operations of Company since the Balance Sheet Date;

          (g) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets of the Company, tangible or intangible;

          (h) Sold or contracted to sell or transferred or contracted to transfer any of the assets used in the conduct of the Business, cancelled any debts or claims or waived any rights, except in the ordinary course of business;

          (i) Except in the ordinary course or business consistent with past practices, granted any increase in the rates of pay of employees, consultants or agents, or by means of any bonus or pension plan, contract or other commitment, increased the compensation of any officer, employee, consultant or agent;

          (j)  Other   than  capital  expenditures  in  an  amount  of
approximately $18,000, authorized or incurred any capital expenditures in excess of Five Thousand and No/100 Dollars ($5,000.00);

          (k) Except for this Agreement and any other agreement executed and delivered pursuant to this Agreement, entered into any material transaction other than in the ordinary course of business or permitted hereunder;

          (l) Redeemed, purchased, sold or issued any stock, bonds or other securities;

          (m) Experienced damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of its properties, assets or business or the Business, or experienced any other material adverse change in its financial condition, assets, prospects, liabilities or business;

          (n) Declared or paid a distribution, payment or dividend of any kind on the capital stock of Company;

          (o) Repurchased, approved any repurchase or agreed to repurchase any of Company's capital stock; or

          (p) Suffered any material adverse change in the Business or to the Company.

     2.16 Accounts Receivable/Payable. The Balance Sheet reflects the amount, as of the Balance Sheet Date and determined in conformity with generally accepted accounting principles and the past practices employed by Company of the Company s (i) accounts receivable, net of allowances for uncollectible and doubtful amounts ( Accounts Receivable ) and (ii) current accounts payable and current accrued liabilities (other than the current portion of long-term debt) ( Accounts Payable ). Exhibit 2.16 contains a true and accurate (i) statement of all Accounts Receivable, (ii) statement of all Accounts Payable and (iii) statement of the working capital ( Working Capital ) of the Company as of the Balance Sheet Date. The Company maintains its accounting records in sufficient detail to substantiate the accounts receivable reflected on the Balance Sheet and has given and will give to PRG Sub full and complete access to those records, including the right to make copies therefrom. Since the Balance Sheet Date, the Company has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. Accounts Receivable are recorded in amounts estimated to be net of contractual allowances related to third-party payor arrangements. The Company is in substantial compliance with the terms and conditions of such third-party payor arrangements, and the reserves established by the Company are adequate to cover any liability resulting from lack of compliance. Following Closing, the administration of the collection of Accounts Receivable and the payment of Accounts Payable shall be as set forth in the Service Agreement.

     2.17 Taxes. Company has filed all tax returns (including tax reports and other statements) required to be filed by it, and made all payments of taxes (including any interest, penalty or addition thereto) required to be made by it, on or before the date of this Agreement, with respect to income taxes, real and personal property taxes, sales taxes, use taxes, employment taxes, excise taxes and other taxes. All such tax returns are complete and accurate in all respects and properly reflect the relevant taxes for the periods covered thereby. Company has no tax liability, except for real and personal property taxes for the current period not yet due and payable and sales, use, employment and similar taxes for periods as to which such taxes have not yet become due and payable. The unpaid taxes of Company did not, as of the Balance Sheet Date, exceed the reserve for taxes (rather than any reserve for deferred taxes established to reflect timing differences between book and taxable income) set forth on the face of the Balance Sheet (rather than in any notes thereto), as adjusted for the passage of time through the Closing Date (in accordance with the past custom and practice of Company). Company and the Shareholders have not received any notice that any tax deficiency or delinquency has been asserted against Company. There are no audits relating to taxes of Company threatened, pending or in process. Company is not currently the beneficiary of any waiver of any statute of limitations in respect of taxes nor of any extension of time within which to file any tax return or to pay any tax assessment or deficiency. There are no liens or encumbrances relating to taxes on or threatened against any of the assets of Company. Company has withheld and paid all taxes required by law to have been withheld and paid by it. Neither Company nor any predecessor of Company is or has been a party to any tax allocation or sharing agreement or a member of an affiliated group of corporations filing a consolidated federal income tax return. Company has delivered to PRG Sub correct and complete copies of Company's three most recently filed annual state and federal income tax returns, together with all examination reports and statements of deficiencies assessed against or agreed to by Company during the three calendar year period preceding the date of this Agreement. Company has neither made any payments, is obligated to make any payments, or is a party to any agreement that under any circumstance could obligate it to make any payments that will not be deductible under Code section 280G.

     2.18 Liabilities; Debt. Except to the extent reflected or reserved against on the Balance Sheet, Company did not have, as of the Balance Sheet Date, and has not incurred since that date and will not have occurred as of the Closing Date, any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than those incurred in the ordinary course of business. Company and the Shareholders do not know, or have reasonable grounds to know, of any basis for the assertion against Company as of the Balance Sheet Date, of any claim or liability of any nature in any amount not fully reflected or reserved against on the Balance Sheet, or of any claim or liability of any nature arising since that date other than those incurred in the ordinary course of business or contemplated by this Agreement. All indebtedness of Company (including without limitation, indebtedness for borrowed money, guaranties and capital lease obligations) is described on Exhibit 2.18 attached hereto.

     2.19 Insurance Policies. Company, each Shareholder and each physician employee of Company carries property, liability, malpractice, workers' compensation and such other types of insurance as is customary in the industry. Valid and enforceable policies in such amounts are outstanding and duly in force and will remain duly in force through the Closing Date. All such policies are described in
Exhibit 2.19 attached hereto and true and correct copies have been delivered to PRG Sub. Neither Company nor any Shareholder has received notice or other communication from the issuer of any such insurance policy cancelling or amending such policy or threatening to do so. Neither Company, nor each Shareholder nor any physician employee of Company has any outstanding claims, settlements or premiums owed against any insurance policy.

     2.20 Employee Benefit Plans. Except as set forth on Exhibit 2.20 attached hereto, Company has neither established, nor maintains, nor i s obligated to make contributions to or under or otherwise participate in, (a) any bonus or other type of compensation or employment plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document); (b) any p e nsion, profit-sharing, retirement or other plan, program or arrangement; or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All such plans listed on Exhibit 2.20 (individually "Company Plan," and collectively "Company Plans") have been operated and administered in all material respects in accordance with all applicable laws, rules and regulations, including without limitation, ERISA, the Internal Revenue Code of 1986, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by Company has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Company Plans. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Company Plans. Company has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980. With respect to each Company Plan, either (i) the value of plan assets (including commitments under insurance contracts) is at least equal to the value of plan liabilities or (ii) the value of plan liabilities in excess of plan assets is disclosed on the Balance Sheet, all as of the Closing Date.

     2.21 Adverse Agreements. Company is not, and will not be as of the Closing Date, a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that materially and adversely affects the condition (financial or otherwise), operations, assets, liabilities, business or prospects of Company or the Business.

     2.22 Compliance with Laws in General. Company, the Shareholders and Company's physician and licensed employees, and the conduct of the Business, have complied with all applicable laws, rules, regulations and licensing requirements, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act and any environmental laws and medical waste laws, and there exist no violations by Company, any Stockholder or any physician or licensed employee of Company of any federal, state or local law or regulation. Neither Company nor any Shareholder has received any notice of a violation of any federal, state and local laws, regulations and ordinances relating to the operations of the Business and the Company and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by Company or any Shareholder.

     2.23 Medicare and Medicaid Programs. Company, each Shareholder and each physician and licensed employee of Company is qualified for participation in the Medicare and Medicaid programs and is party to provider agreements for such programs which are in full force and effect with no defaults having occurred thereunder. Company, each Shareholder and each physician and licensed employee of Company has timely filed all claims or other reports required to be filed with respect to the purchase of services by third-party payors, and all such claims or reports are complete and accurate, and has no liability to any payor with respect thereto. There are no pending appeals, overpayment determinations, adjustments, challenges, audit, litigation or notices of intent to open Medicare or Medicaid claim determinations or other reports required to be filed by Company, each Shareholder and each licensed employee of Company. Neither Company, nor any Shareholder, nor any physician or licensed employee of Company has been convicted of, or pled guilty or nolo contendere to, patient abuse or negligence, or any other Medicare or Medicaid program related offense and none has committed any offense which may serve as the basis for suspension or exclusion from the Medicare and Medicaid programs.

     2.24 Fraud and Abuse. Company, the Shareholders and all persons and entities providing professional services for Company's business, the Business or relating to the assets have not, to the knowledge of Company and the Shareholders, engaged in any activities which are prohibited under Section 1320a-7b or Section 1395nn of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following: (a) knowingly and willfully making or causing to be made a f a lse statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid, or (e) referring a patient for designated health services to or providing designated health services to a patient upon referral from an entity or person with which the physician or an immediate family member has a financial relationship, and to which no exception under Section 1395nn of Title
42 of the United States Code applies.

     2.25 No Untrue Representations. No representation or warranty by Company or any Shareholder in this Agreement, and no Exhibit or certificate issued or executed by, or information furnished by, officers or directors of Company or any Shareholder and furnished or to be furnished to PRG Sub or PRG pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

     2.26 Economic Risk; Sophistication. The Shareholders are able to bear the economic risk of an investment in PRG common stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with the acquisition of the PRG common stock. The Shareholders or their representatives have had an adequate opportunity to ask questions and receive answers from the officers of PRG concerning any and all matters relating to the background and experience of the officers and directors of PRG, the plans for the operations of the business of PRG, and any plans for additional acquisitions and the like. The Shareholders or their representatives have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction

     2.27 Distributions and Repurchases. No distribution, payment or dividend of any kind has been declared or paid by Company on any of its capital stock since the Balance Sheet Date other than in the ordinary course of business. No repurchase of any of Company's capital stock has been approved, effected or is pending, or is contemplated by the Board of Directors of Company.

     2.28 Suppliers. Company has provided to PRG a complete and accurate list of the ten (10) largest suppliers of Company in terms of dollar volume of transactions for the last fiscal year and the current fiscal year to date, showing, with respect to each, the name, address and aggregate dollar volume of purchases from such supplier.

     2.29 Banking Relations. Set forth in Exhibit 2.29 is a complete and accurate list of all arrangements that Company has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

     2.30 Ownership Interests of Interested Persons; Competitors. Except pursuant to ownership of an optical shop and real estate investment entities, no officer, employee, director or stockholder of Company, or their respective spouses, children or affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier or competitor of Company or any organization that has a material contract or arrangement with Company. Neither Company, nor any of its directors, officers, employees, consultants or the Shareholders nor any affiliate of such person is, or within the last three years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, pharmacy, home health agency or other person or entity which is in a position to make or influence referrals to, or otherwise generate business for, Company or to provide services, lease space, lease equipment or engage in any other venture or activity with Company.

     2.31 Payors. Company has provided to PRG a true, complete and correct list of the names and addresses of each payor of Company's services which accounted for more than 10% of revenues of Company in the preceding fiscal year. Company has good relations with all such payors and other material payors of Company and none of such payors has notified Company that it intends to discontinue its relationship with Company or to deny any claims submitted to such payor for payment.

Section 3.     Representations and Warranties of PRG Sub and PRG.

     PRG Sub and PRG hereby represent and warrant to Company and the Shareholders as follows:

     3.1 Corporate Existence: Good Standing. PRG and PRG Sub are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of PRG and PRG Sub has all necessary corporate powers to own all of its assets and to carry on its business as such business is now being conducted.
     3.2 Power and Authority for Transactions. Each of PRG and PRG Sub has the corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement or to be executed and delivered on the Closing Date, and has taken all action required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. This Agreement and all agreements and documents executed and delivered in connection herewith have been, or will be as of the Closing Date, duly executed and delivered by PRG and PRG Sub, as appropriate, and constitute or will constitute the legal, valid and binding obligations of PRG and PRG Sub enforceable against PRG and PRG Sub in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Agreement, and the agreements executed and delivered pursuant to this Agreement or to be executed and delivered on the Closing Date, do not, and, subject to the receipt of consents that have or will be obtained as of the Closing Date, the consummation of the actions contemplated hereby will not, violate any provision of the Certificate of Incorporation or Bylaws of PRG or PRG Sub or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, rent, instrument, order, arbitration award, judgment or decree to which PRG or PRG Sub is a party or by which PRG or PRG Sub is bound, or violate any material restrictions of any kind to which Company is subject, or result in any lien or encumbrance on any of PRG s or PRG Sub s assets or the PRG Stock.

     3.3 Capital Stock. All of the outstanding shares of the common stock of PRG Sub are or will be as of the Closing Date validly issued, fully paid and nonassessable and are or will be as of the Closing Date owned directly by PRG, free and clear of all liens, claims and encumbrances. The issuance and delivery by PRG of shares of the common stock of PRG in connection with the acquisition contemplated hereby will be as of the Closing Date duly and validly authorized by all necessary corporate action on the part of PRG. The shares of PRG common stock to be issued in connection with the acquisition contemplated hereby, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

     3.4 No Untrue Representations. No representation or warranty by PRG Sub or PRG in this Agreement, and no Exhibit or certificate issued by officers or directors of PRG Sub or PRG and furnished or to be furnished to Company or the Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

Section 4.     Covenants of Company and the Shareholders.

     Company and the Shareholders, jointly and severally, agree that between the date hereof and the Closing Date (unless expressly otherwise provided herein):

     4.1 Consummation of Agreement. Company and the Shareholders shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

     4.2 Business Operations. Company and the Shareholders shall operate the Business and use the assets of the Company in the ordinary course. Company and Shareholders shall not enter into any lease, contract, indebtedness, commitment, purchase or sale or acquire or dispose of any capital asset relating to the Business or the assets of the Company except in the ordinary course of business. Company and the Shareholders shall use their best efforts to preserve the Business and assets of the Company intact and shall not take any action that would have an adverse effect on the Business or assets of the Company, including without limitation, any action the primary purpose or effect of which is to generate or preserve cash; provided that Company may continue to operate in the ordinary course of business. Company and the Shareholders shall use their best efforts to preserve intact the relationships with payors, customers, suppliers, patients and others having significant business relations with Company. Company shall collect its receivables and pay its trade payables in the ordinary course of business. Company shall not introduce any new method of management, operations or accounting. The parties hereto acknowledge and agree that the Company may enter into a Service Agreement with Brevard Eye Care of Florida, Inc., which agreement shall be in form and substance satisfactory to PRG and PRG Sub.

     4.3 Access and Notice. Company and the Shareholders shall permit PRG and PRG Sub and PRG and its authorized representatives have had access to, and inspected all of the assets and business of Company, including employees, customers and suppliers and permit PRG, PRG Sub and their authorized representatives to inspect and make copies of all documents, records and information with respect to the business or assets of Company as PRG, PRG Sub or their representatives may request. Company and the Shareholders shall promptly notify PRG Sub in writing of (a) any notice or communication relating to a default or event that, with notice or lapse of time or both, could become a default, under any contract, commitment or obligation to which Company is a party or relating to the Business or the assets of the Company, and (b) any adverse change in Company's or the Business' financial condition or the assets of the Company.

     4.4 Approvals of Third Parties and Permits and Consents. Company and the Shareholders shall use their best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby, including consents described on Exhibit 2.5. Company and the Shareholders shall use their best efforts to obtain all licenses, permits, approvals or other authorizations required under any law, rule, regulation, or otherwise to provide the services of Company contemplated by the Service Agreement and to conduct the intended business of Company and operate the Business and use the assets of the Company.

     4.5 Acquisition Proposals. Company and the Shareholders shall not, and shall use their best efforts to cause Company's employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer, including without limitation, any proposal or offer to the Shareholders, with respect to a merger, acquisition, consolidation or similar transaction involving, or the purchase of all or any significant portion of the assets or any equity securities of Company or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to such proposal or offer, and Company and the Shareholders will immediately cease any such activities, discussions or negotiations heretofore conducted with respect to any of the foregoing. Company and the Shareholders shall immediately notify PRG Sub if any such inquiries or proposals are received.

     4.6 Funding of Accrued Employee Benefits. Company hereby covenants and agrees that it will take whatever steps are necessary to pay or fund completely for any accrued benefits, where applicable, or vested accrued benefits for which Company or any entity might have any liability whatsoever arising from any insurance, pension plan, employment tax or similar liability of Company to any employee or other person or entity (including, without limitation, any Company Plan and any liability under employment contracts with Company) allocable to services performed prior to the Closing Date. Company acknowledges that the purpose and intent of this covenant is to assure that PRG Sub shall have no liability whatsoever at any time after the Closing Date with respect to any of Company's employees or similar persons or entities, including, without limitation, any Company Plan.

     4.7 Employee Matters. Company shall not, without the prior written approval of PRG or PRG Sub, except as required by law, increase the cash compensation of any Shareholder or other employee or an independent contractor of Company, adopt, amend or terminate any c o mpensation plan, employment agreement, independent contractor agreement, employee policies and procedures or employee benefit plan, take any action that could deplete the assets of any employee benefit, or fail to pay any premium or contribution due or file any report with respect to any employee benefit plan, or take any other actions with respect to its employees or employee matters which might have an adverse effect upon Company, its business, assets or prospects.

     4.8  Distributions  and  Repurchases.    Except  as  set forth on
Exhibit 4.8, no distribution, payment or dividend of any kind will be declared or paid by Company, nor will any repurchase of any of Company's capital stock be approved or effected. PRG acknowledges that the Company on the Closing Date will have no cash and/or cash balances or cash equivalents.

     4.9 Requirements to Effect Acquisition. Company and each Shareholder shall use their best efforts to take, or cause to be taken, all actions necessary to effect the acquisition contemplated hereby under applicable law, including without limitation, the filing with the appropriate government officials of all necessary documents in form approved by counsel for the parties to this Agreement.

     4.10 Voting of Shares; Irrevocable Proxy. Each Shareholder agrees that until the earlier of the Closing Date or the termination of this Agreement, each such Shareholder shall vote all shares of Company common stock owned by the Shareholders at any meeting of the stockholders of Company or take action by written consent for adoption of this Agreement, as hereby amended, and in favor of the acquisition and any other transactions contemplated by this Agreement, and against any action, omission or agreement which would impede or interfere with, or have the effect of discouraging, the acquisition contemplated hereby.

     4.11 Accounting and Tax Matters. Company will not change in any material respect the accounting methods or practices followed by Company (including any material change in any assumption underlying, or any method of calculating, any bad debt, contingency or other reserve), except as may be required by generally accepted accounting principles. Company will not make any material tax election except in the ordinary course of business consistent with past practice, change any material tax election already made, adopt any tax accounting method except in the ordinary course of business consistent with past practice, change any tax accounting method, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment. Company will duly, accurately and timely (without regard to any extensions of time) file all returns, information statements and other documents relating to taxes of Company required to be filed by it, and pay all taxes required to be paid by it, on or before the Closing Date.

     4.12 Conversion Transaction. Prior to the Closing, the Company shall file with the Secretary of State of Florida an amendment to and/or restatement of the Company s Articles of Incorporation and shall take such other action as may be necessary to convert itself into a general business corporation in accordance with all applicable laws, rules and regulations.

     4.13 Leases. PRG Sub shall have entered into a building lease (collectively, the "Building Lease") with the owners of the properties located at 21 Suntree Place, Melbourne, Florida; 1260 Malabar Road, Palm Bay, Florida; and 502 E. New Haven Avenue, Melbourne, Florida on terms and conditions satisfactory to PRG, the terms and conditions of which shall include, without limitation, (i) a five year initial term plus three five-year renewal options, (ii) a lease rate equal to the fair market value lease rate, as agreed to by PRG, (iii) a right of first refusal to acquire such property upon any proposed sale thereof to any Shareholder of any family member or affiliate of any Shareholder, and (iv) such other provisions to be acceptable to PRG. PRG shall guarantee the rental payments to be made pursuant to the Building Lease.

     4.14 The Clinic.

     (a) Good Standing/Existence. Florida Eye Associates, Inc., a Florida corporation (the "Clinic") is a Florida corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Clinic has all necessary power to own all of its assets and to carry on its business as such business is now being conducted. The Shareholders are the sole shareholders of the Clinic and own such interests free of all security interests, claims, encumbrances and liens in the amounts set forth on Exhibit 2.1. Each interest of the Clinic has been legally and validly issued and fully paid and nonassessable. There are no outstanding (a) bonds, debentures, notes or other obligations the holders of which have the right to vote with the shareholder of the Clinic on any matter, (b) securities of the Clinic convertible into equity interests in the Clinic, or (c) commitments, options, rights or warrants to issue any such equity interests in the Clinic, to issue securities of the Clinic convertible into such equity interests, or to redeem any securities of the Clinic. No interests of the Clinic have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of the Clinic's shareholders. The Clinic is not required to qualify to do business as a foreign entity in any other state or jurisdiction by reason of its business, properties or activities in or relating to such other state or jurisdiction. The Clinic does not have any assets, employees or offices in any state other than Florida.

     (b) Corporate Records. True and correct copies of the Articles of Incorporation, Bylaws and minutes of the Clinic and all amendments thereto of the Clinic have been delivered to PRG and are in form and substance satisfactory to PRG and PRG Sub. The minute books of the Clinic contain all accurate minutes of the meetings of and consents to actions taken without meetings of the shareholders of the Clinic since its formation. The books of account of the Clinic have been kept accurately in the ordinary course of business and the revenues, expenses, assets and liabilities of the Clinic have been properly recorded in such books.

     (c) Corporate Power. The Clinic has the power to execute, deliver and perform its obligations under all agreements and other documents to be executed and delivered by it pursuant to this Agreement, including without limitation, the Service Agreement and each Employment Agreement or to be executed and delivered on the Closing Date, and has taken all action required by law, its Articles of Incorporation, Bylaws or otherwise, to authorize the execution, delivery and performance of such documents. The Service Agreement and the other agreements contemplated hereby have been duly executed and delivered by the Clinic and constitute or will constitute the legal, valid and binding obligations of the Clinic enforceable against the Clinic in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of the Service Agreement and the other agreements contemplated hereby will not violate any provision of the organizational documents of the Clinic or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, rent, instrument, order, arbitration award, judgment or decree to which the Clinic is a party or by which the Clinic is bound, or violate any material restrictions of any kind to which the Clinic is subject, or result in any lien or encumbrance on any of the Clinic's assets.

     (d) No Business. The Clinic has not commenced business since its organization. Other than its Articles of Incorporation, Bylaws and as of the Closing Date, the Service Agreement and the Employment Agreements, the Clinic is not a party to or subject to any agreement, indenture or other instrument. The Clinic does not own any assets
(tangible  or  intangible)  other  than  (i)  the  assets described on
Exhibit 4.4 attached hereto, and (ii) the consideration received upon the issuance of shares of its capital stock, and the Clinic does not have any liabilities, accrued, contingent or otherwise (known or unknown and asserted or unasserted).

Section 5.     Covenants of PRG and PRG Sub.

     PRG and PRG Sub, jointly and severally, agree that between the date hereof and the Closing Date:

     5.1 Consummation of Agreement. PRG and PRG Sub shall use their b e s t efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and provisions. PRG and PRG Sub will use their best efforts to take, or cause to be taken, all actions necessary to effect the acquisition contemplated hereby under applicable law, including without limitation the filing with the appropriate government officials of all necessary documents in form approved by counsel for the parties to this Agreement.

     5.2 Approvals of Third Parties and Permits and Consents. PRG and PRG Sub shall use their best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

     5.3 Listing Application. PRG shall prepare and submit to the New York Stock Exchange (the NYSE ) a listing application covering the stock consideration and shall use its best efforts to obtain approval for the listing of the stock consideration upon official notice of issuance.

Section 6.     PRG Sub and PRG Conditions Precedent.

     The obligations of PRG Sub and PRG hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     6.1 Representations and Warranties. The representations and warranties of Company and the Shareholders contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date.

     6.2 Covenants and Conditions. Company and the Shareholders shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by Company and the Shareholders prior to the Closing Date.

     6.3 Proceedings. No action, proceeding or order by any court or governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

     6.4 No Material Adverse Change. No material adverse change in t h e c ondition (financial or otherwise), operations, assets, liabilities, business or prospects of Company shall have occurred since the Balance Sheet Date.

     6.5 Due Diligence Review. By the Closing Date, PRG Sub and PRG shall have completed a due diligence review of the business, operations and financial statements of Company, the Business and the assets of the Company, the results of which shall be satisfactory to PRG Sub and PRG in their sole discretion.

     6.6 Approval by the Board of Directors. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of PRG or a committee thereof.

     6.7 Employment Arrangements. Prior to the Closing Date, the Company will cause each physician employee of the Company and other employees that have existing employment agreements with the Company to assign his or her employment agreement with the Company to the Clinic and execute a separation and release agreement ("Separation and Release Agreement") in form and substance satisfactory to PRG and PRG Sub.

     6.8 Service Agreement. On the Closing Date, Clinic, the Shareholders, PRG and PRG Sub shall execute and deliver a Service Agreement (the "Service Agreement"), in substantially the form attached hereto as Exhibit 6.7, pursuant to which PRG Sub will provide management services to the Shareholders and Clinic.

     6.9 Consents and Approvals. Company and the Shareholders shall have obtained all necessary government and other third-party approvals and consents.

     6.10 Closing  Deliveries.    PRG  Sub  shall  have  received  all
documents, duly executed in form satisfactory to PRG Sub and its counsel, referred to in Section 8.1.

     6.11 Debt and Receivables. There shall be no indebtedness, receivables or payables between Company and its shareholders or affiliates and Company shall not have any liabilities, including indebtedness, guaranties and capital leases, that are not set forth on the Exhibits attached hereto, including without limitation, Exhibit
2.18. On or before the Closing Date, the Company and Shareholders shall deliver copies of UCC releases and other documentation satisfactory to PRG and PRG Sub indicating that the Company shall not liable for any indebtedness to First Union National Bank and NationsBank as of the Closing Date, and such releases shall be filed with the appropriate authorities within two business days following the Closing Date.

     6.12 No Change in Working Capital. As of the Closing Date, there shall be no material change in the Working Capital.

     6.13 NYSE  Listing.    The  stock  consideration  shall have been
approved for listing on the NYSE, subject to official notice of issuance.


Section 7.     Company's and the Shareholder's Conditions Precedent.

     The obligations of Company and the Shareholders hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

     7.1 Representations and Warranties. The representations and warranties of PRG Sub and PRG contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date.

     7.2 Covenants and Conditions. PRG Sub and PRG shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by PRG Sub and PRG prior to the Closing Date.

     7.3 Proceedings. No action, proceeding or order by any court or governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

     7.4  Closing   Deliveries.    Company  shall  have  received  all
documents, duly executed in form satisfactory to Company and its counsel, referred to in Section 8.2.

     7.5  NYSE  Listing.    The  stock  consideration  shall have been
approved for listing on the NYSE, subject to official notice of issuance.

     7.6 Service Agreement. On the Closing Date, Clinic, the Shareholders, PRG and PRG Sub shall execute and deliver a Service Agreement (the "Service Agreement"), in substantially the form attached hereto as Exhibit 6.7, pursuant to which PRG Sub will provide management services to the Shareholders and Clinic.


Section 8.     Closing Deliveries.

     8.1 Deliveries of Company and the Shareholders. At or prior to the Closing, Company and the Shareholders shall deliver to PRG Sub the following, all of which shall be in a form satisfactory to counsel to PRG Sub and PRG:

          (a) an executed original Service Agreement and executed originals of all documents required by that agreement, including but not limited to security agreements and powers of attorneys referred to therein;

          (b) a copy of the resolutions of the Board of Directors of Company authorizing the execution, delivery and performance of this Agreement, the Service Agreement and all related documents and agreements each certified by the Secretary as being true and correct copies of the original thereof;

          (c) a copy of the resolutions of the Board of Directors of the Clinic authorizing the execution, delivery and performance of the Service Agreement, each certified by the Secretary of the Clinic as being true and correct copies of the original thereof;

          (d) certificates of the President of Company and of each Shareholder, dated as of the Closing Date, (i) as to the truth and correctness of the representations and warranties of Company and each Shareholder contained herein; (ii) as to the performance of and compliance by Company and each Shareholder with all covenants contained herein; and (iii) certifying that all conditions precedent of Company and each Shareholder to the Closing have been satisfied;

          (e) a certificate of the Secretary of Company certifying as to the incumbency of the directors and officers of Company and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of Company;

          (f) a certificate of the Secretary of the Clinic certifying as to the incumbency of the directors and officers of the Clinic and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of the Clinic;

          (g) a certificate, dated within 10 days of the Closing Date, of the Secretary of the State of Florida establishing that Company is in existence and is in good standing to transact business in its state of incorporation;

          (h) a certificate, dated within 10 days of the Closing Date, of the Secretary of the State of Florida establishing that Clinic is in existence and is in good standing to transact business in its state of incorporation;

          (i) an opinion of counsel to Company and the Shareholders opining as to the execution and delivery of this Agreement and the other documents and agreements to be executed pursuant hereto, the good standing and authority of Company, the enforceability of this Agreement and the other agreements and documents to be executed in connection herewith, and other matters reasonably requested by PRG Sub;

          (j) all authorizations, consents, approvals, permits and licenses referred to in Sections 2.3 and 2.5;

          (k) a Stockholder s Agreement (herein so called) in form attached hereto as Exhibit 8.1(k) executed by Shareholders and their spouses;

          (l) stock certificates evidencing all shares of the Stock together with blank stock powers executed by each Shareholder;

          (m) resignations of officers and directors of the Company as requested by PRG Sub; and

          (n) such other instruments and documents as reasonably requested by PRG or PRG Sub to carry out and effect the purpose and intent of this Agreement.

     8.2 Deliveries of PRG Sub and PRG. At or prior to the Closing, PRG Sub and PRG shall deliver to Company the following, all of which shall be in a form satisfactory to counsel to Company and the Shareholders or the Clinic, as applicable:

          (a) the Consideration (being stock certificates evidencing the PRG Stock);
          (b)  an executed Service Agreement;

          (c) a copy of the resolutions of the Board of Directors of PRG Sub and PRG (or a committee thereof) authorizing the execution, delivery and performance of this Agreement and all related documents and agreements each certified by the Secretary as being true and correct copies of the original thereof;

          (d) certificates of the President of PRG Sub and PRG, dated as of the Closing Date, (i) as to the truth and correctness of the representations and warranties of PRG Sub and PRG contained herein;
(ii) as to the performance of and compliance by PRG Sub and PRG with all covenants contained herein; and (iii) certifying that all conditions precedent of PRG Sub and PRG to the Closing have been satisfied;

          (e) a certificate of the Secretary of PRG Sub and PRG certifying as to the incumbency of the directors and officers of PRG Sub and PRG and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of PRG Sub and PRG;

          (f) certificates, dated within 10 days of the Closing Date, of the Secretary of the State of Delaware establishing that PRG Sub and PRG are in existence and are in good standing to transact business in the State of Delaware and the State of Florida;

          (g) an opinion of counsel to PRG and PRG Sub opining as to the execution and delivery of this Agreement and the other documents and agreements to be executed pursuant hereto, the good standing and authority of PRG and PRG Sub, the enforceability of this Agreement and the other agreements and documents to be executed in connection herewith, and other matters reasonably requested by Company;

          (h)  the Stockholder s Agreement; and

          (i) such other instruments and documents as reasonably requested by Company or Shareholders to carry out and effect the purpose and intent of this Agreement.


Section 9.     Nature  and Survival of Representations and Warranties;
Indemnification.

     9.1 Nature and Survival. All statements contained in this Agreement or in any Exhibit attached hereto, any agreement executed pursuant hereto, and any certificate executed and delivered by any party pursuant to the terms of this Agreement, shall constitute representations and warranties of Company and the Shareholders, jointly and severally, or of PRG Sub and PRG, jointly and severally, as the case may be. All such representations and warranties, and all representations and warranties expressly labeled as such in this Agreement shall survive the date of this Agreement and the Closing Date for a period of five (5) years following the Closing Date, except that (i) the representations and warranties set forth in Section 2.23,
2.24 or 2.25 with respect to environmental and medical waste laws and health care laws and matters shall survive for a period of fifteen
(15) years and tax representations shall survive until one year after the expiration of the applicable statute of limitations. Each party covenants with the other parties not to make any claim with respect to such representations and warranties, against any party after the date on which such survival period shall terminate. No party shall be entitled to claim indemnity from any other party pursuant to Section
9.2 or 9.3 hereof, unless such party has timely given the notice required in Section 9.2, 9.3 or 9.4 hereof, as the case may be. Each party hereby releases, acquits and discharges the other party from any and all claims and demands, actions and causes of action, damages, costs, expenses and rights of setoff with respect to which the notices required by Section 9.2, 9.3 or 9.4, as applicable, are not timely provided.


     9.2 Indemnification by PRG Sub and PRG. PRG SUB AND PRG, JOINTLY AND SEVERALLY (FOR PURPOSES OF THIS SECTION 9.2 AND, TO THE EXTENT APPLICABLE, SECTION 9.4, "INDEMNITOR"), SHALL INDEMNIFY AND HOLD THE SHAREHOLDERS, AND THEIR RESPECTIVE AGENTS AND EMPLOYEES (EACH OF THE FOREGOING, INCLUDING THE SHAREHOLDERS, FOR PURPOSES OF THIS S E C TION 9.2 AND, TO THE EXTENT APPLICABLE, SECTION 9.4, AS
" I NDEMNIFIED PERSON"), HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, ACTIONS, SUITS, COSTS, DEFICIENCIES AND E X PENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL THROUGH APPEAL) ARISING FROM OR BY REASON OF OR RESULTING FROM ANY BREACH BY INDEMNITOR OF ANY REPRESENTATION, WARRANTY, AGREEMENT OR COVENANT CONTAINED IN THIS AGREEMENT (INCLUDING T H E EXHIBITS HERETO) AND EACH DOCUMENT, CERTIFICATE OR OTHER INSTRUMENT FURNISHED OR TO BE FURNISHED BY INDEMNITOR HEREUNDER, AND, FROM AND AFTER THE CLOSING DATE, ARISING FROM OR BY REASON OF OR RESULTING FROM INDEMNITOR'S MANAGEMENT AND THE OWNERSHIP OF THE COMPANY. IN CONNECTION WITH INDEMNITOR'S OBLIGATION TO INDEMNIFY FOR EXPENSES, INDEMNITOR SHALL REIMBURSE EACH INDEMNIFIED PERSON FOR ALL SUCH EXPENSES AS THEY ARE INCURRED BY SUCH INDEMNIFIED PERSON, PROVIDED THAT SUCH INDEMNIFIED PERSON AGREES IN WRITING TO REFUND ALL SUCH REIMBURSED EXPENSES IF AND TO THE EXTENT THAT IT IS FINALLY JUDICIALLY DETERMINED THAT SUCH INDEMNIFIED PERSON IS NOT ENTITLED TO INDEMNIFICATION HEREUNDER.

     9.3 Indemnification by the Shareholders. THE SHAREHOLDERS (FOR PURPOSES OF THIS SECTION 9.3 AND, TO THE EXTENT APPLICABLE, SECTION 9.4, "INDEMNITOR"), JOINTLY AND SEVERALLY, SHALL INDEMNIFY AND HOLD PRG SUB, PRG AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS AND EMPLOYEES (EACH OF THE FOREGOING, INCLUDING PRG SUB AND PRG, FOR PURPOSES OF THIS SECTION 9.3 AND, TO THE EXTENT APPLICABLE,
SECTION 9.4, AS "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, CLAIMS, DAMAGES, ACTIONS, SUITS, COSTS, DEFICIENCIES AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL THROUGH APPEAL) ARISING FROM OR BY REASON OF OR RESULTING FROM ANY BREACH BY INDEMNITOR OF ANY
REPRESENTATION, WARRANTY, AGREEMENT OR COVENANT CONTAINED IN THIS A G R EEMENT (INCLUDING THE EXHIBITS HERETO) AND EACH DOCUMENT, CERTIFICATE, OR OTHER INSTRUMENT FURNISHED OR TO BE FURNISHED BY INDEMNITOR HEREUNDER, AND, WITH RESPECT TO ALL TIMES PRIOR TO THE CLOSING DATE, ARISING FROM OR BY REASON OF OR RESULTING FROM THE INDEMNITOR'S MANAGEMENT AND CONDUCT OF THE OWNERSHIP OR OPERATION OF THE COMPANY AND FROM ANY ALLEGED ACT OR NEGLIGENCE OF INDEMNITOR OR ITS EMPLOYEES, AGENTS AND INDEPENDENT CONTRACTORS IN OR ABOUT THE COMPANY'S BUSINESS, AND WITH RESPECT TO (I) ANY VIOLATION BY THE COMPANY OR THE SHAREHOLDERS OR THEIR CONSULTANTS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND AFFILIATES OF STATE OR FEDERAL LAWS GOVERNING HEALTHCARE FRAUD AND ABUSE, OR ANY OVERPAYMENT OR OBLIGATION ARISING OUT OF OR RESULTING FROM CLAIMS SUBMITTED TO ANY THIRD PARTY PAYOR, WHETHER ON OR AFTER THE CLOSING DATE, (II) TAXES OF THE COMPANY OR ANY OTHER PERSON (INCLUDING ANY SHAREHOLDER) ARISING FROM OR AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (III) ANY LIABILITY OF THE COMPANY OR THE SHAREHOLDERS FOR COSTS AND EXPENSES ( I N C LUDING, WITHOUT LIMITATION, ATTORNEYS' FEES) INCURRED IN
C O N N E CTION WITH THE NEGOTIATION, PREPARATION OR CLOSING OF TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER DOCUMENTS TO BE EXECUTED IN CONNECTION HEREWITH, (IV) ANY ACCRUED UNFUNDED RETIREMENT OR PENSION PLAN LIABILITIES AND (V) ANY LIABILITIES THAT ARE PAST DUE AS OF THE CLOSING DATE, THAT ARE NOT REFLECTED ON THE BALANCE SHEET, THAT ARE NOT INCURRED IN THE ORDINARY COURSE OF BUSINESS AND THAT ARE OTHERWISE EXCLUDED PURSUANT TO THE TERMS OF THIS AGREEMENT. IN CONNECTION WITH INDEMNITOR'S OBLIGATION TO INDEMNIFY FOR EXPENSES, INDEMNITOR SHALL REIMBURSE EACH INDEMNIFIED PERSON FOR ALL SUCH EXPENSES AS THEY ARE INCURRED BY SUCH INDEMNIFIED PERSON, PROVIDED THAT SUCH INDEMNIFIED PERSON AGREES IN WRITING TO REFUND ALL SUCH REIMBURSED EXPENSES IF AND TO THE EXTENT THAT IT IS FINALLY JUDICIALLY DETERMINED THAT SUCH INDEMNIFIED PERSON IS NOT ENTITLED TO INDEMNIFICATION HEREUNDER.

     9.4 Indemnification Procedure. Within sixty (60) days after Indemnified Person receives written notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, or within such lesser time as may be provided by law for the defense of such action or proceeding, such Indemnified Person shall notify Indemnitor thereof. If any such action or other proceeding shall be brought against any Indemnified P e rson, Indemnitor shall, upon written notice given within a reasonable time following receipt by Indemnitor of such notice from Indemnified Person, be entitled to assume the defense of such action or proceeding with counsel chosen by Indemnitor and reasonably satisfactory to Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to p a r ticipate in such defense. Notwithstanding the foregoing, Indemnified Person shall have the right to employ separate counsel at Indemnitor's expense and to control its own defense of such action or p r oceeding if, in the reasonable opinion of counsel to such Indemnified Person, (a) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to Indemnitor and
w h ich could not be adequately advanced by counsel chosen by Indemnitor, or (b) a conflict or potential conflict exists between Indemnitor and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall Indemnitor be required to pay fees and expenses hereunder for more than one firm of attorneys of Indemnified Person in any jurisdiction in any one action or proceeding or group of related actions or proceedings. Indemnitor shall not, without the prior written consent of any Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding to which such Indemnified Person is a party unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising or potentially arising from or by reason of such claim, action or proceeding.

     9.5  Certain Tax Matters.

          (a) PRG shall prepare and file or cause to be prepared and filed any tax returns, statements and reports ("Tax Returns") of the Company covering taxable periods ending on or before the Closing Date which have not been filed on or before the Closing Date. Shareholders shall, jointly and severally, within fifteen (15) days after payment thereof and receipt of notice of such payment, reimburse, indemnify and hold harmless PRG and the Company for all taxes, and all related interest, penalties and additions to tax ("Taxes"), with respect to taxable periods of the Company ending on or before the Closing Date.

          (b) PRG shall prepare and file or cause to be prepared and filed any Tax Returns of the Company covering taxable periods which begin before the Closing Date and end after the Closing Date ("Straddle Periods"). Shareholders shall, jointly and severally, within fifteen (15) days after payment thereof and notice of such payment, reimburse, indemnify and hold harmless PRG and the Company for all Taxes for any Straddle Period, to the extent related to the portion of the Straddle Period ending on the Closing Date. For such purposes, the portion of any Tax attributable to the portions of a Straddle Period ending on the Closing Date and beginning after the Closing Date shall be determined by apportioning the Tax for the entire Straddle Period among such periods based on the number of days in each such period, provided that, in the case of Taxes based upon or related to income or receipts, such portion shall be the amount of Tax which would have been due if the relevant Straddle Period ended on the Closing Date. Any credits relating to a Straddle Period shall be taken into account as though the relevant Straddle Period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practices of the Company.

          (c) The Company, Shareholders, PRG and PRG Sub shall reasonably cooperate with each other in connection with the filing of Tax Returns pursuant to this Section 9.5(c) and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the provision of copies, at the requesting party's expense, of records and information relevant to any such Tax Return or proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

     9.6 Right of Setoff. In the event of any breach of warranty, representation, covenant or agreement by any party hereto giving rise to indemnification hereunder, the other party shall be entitled to offset the amount of damages incurred by it as a result of such breach of warranty, representation, covenant or agreement against any amounts payable under the Service Agreement.

     9.7 L i m i tation on Indemnification. Notwithstanding the provisions hereof, the Shareholders shall not be required to indemnify PRG or PRG Sub unless, and to the extent that, the aggregate amount of damages, losses, liabilities, costs and other sums ( Damages ) incurred by PRG and PRG Sub shall exceed an amount equal to $100,000. Notwithstanding the provisions hereof, PRG and PRG Sub shall not be required to indemnify the Shareholders unless, and to the extent that, the aggregate amount of Damages incurred by the Shareholder shall exceed an amount equal to $100,000.

Section 10.    Termination.  This Agreement may be terminated:

     (a)  at any time by mutual agreement of all parties;

     (b) at any time by PRG or PRG Sub if any representation or warranty of Company or any Shareholder contained in this Agreement or in any certificate or other document executed and delivered by the Company or any Shareholder pursuant to this Agreement is or becomes untrue or breached in any material respect or if Company or any Shareholder fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within twenty (20) days after receipt of written notice thereof;

     (c) at any time by the Company or the Shareholders if any representation or warranty of PRG or PRG Sub contained in this Agreement or in any certificate or other document executed and delivered by PRG or PRG Sub pursuant to this Agreement is or becomes untrue or breached in any material respect or if PRG or PRG Sub fails to comply in any material respect with any covenant or agreement contained herein and such misrepresentation, noncompliance or bread is not cured, waived or eliminated within twenty (20) days after receipt of written notice thereof;

     (d) by PRG, PRG Sub, Company or the Shareholders if the transaction contemplated hereby shall not have been consummated by October 15, 1996; or

     (e) by PRG at any time prior to the Closing Date if PRG determines in its sole discretion as the result of its legal, financial and operational due diligence with respect to Company, that such termination is desirable and in the best interests of PRG.


Section 11.    Noncompetition.

     11.1 Prohibited Activities. In order to protect PRG, PRG Sub and each of their affiliates (collectively, the "PRG Group") against the u n a uthorized use or disclosure of any of their confidential i n f o r mation presently known or hereinafter acquired by the S h a reholders and other good and valuable consideration, each Shareholder hereby agrees that, subject to adjustment pursuant to
Section 11.5, for a period of five (5) years following the Closing Date, each Shareholder and his or her respective affiliates shall not knowingly, directly or indirectly, for herself or himself or on or b e h a lf of any other corporation, person, firm, partnership, association or any other entity (whether as an individual, agent, employee, offer director or in any other capacity):

          (a) directly or indirectly establish, operate or provide ophthalmological physician services at any medical office, clinic or out-patient and/or ambulatory treatment or diagnostic facility or other healthcare facility providing services similar to those provided by the PRG Clinic Group or engage or participate in or finance any business which engages in direct competition with the business being conducted by PRG Clinic Group anywhere within 25 miles of any location of PRG Clinic Group ( PRG Clinic Group shall mean all professional associations or corporations or other entities for which PRG, or its subsidiaries or affiliates provide management services within twenty-five (25) miles of any location of the Clinic and its affiliates or successors in interest; or

          (b) a c t an officer, director, employee, consultant, shareholder, lender, guarantor or agent of, or otherwise assist any entity which is engaged in any business of the same nature as, or in direct competition with the physician practice management business in which PRG and its affiliates are now engaged or other business in which such entities become engaged.

     Nothing contained in this Agreement shall be construed to provide that any Shareholder shall be in breach of this Section 11.1 or any other provision of this Agreement by virtue of his provision of medical services to and on behalf of Brevard Eye Care of Florida, P.A. or by virtue of his ownership of interests in Physicians Optical Lab, Inc., Ambulatory Surgery Center Support Services, Eye Docs of Suntree, Eye Docs, Inc. of Palm Bay, Eye Docs, Inc. of Melbourne or ASC of Brevard, Inc.

     11.2      Damages.

          (a) Because of the difficulty of measuring economic losses to PRG and PRG Sub as a result of the breach of the foregoing covenant, and because of the immediate and irreparable damage that would be caused to PRG and PRG Sub for which it would have no other adequate remedy, the Shareholders agree that, in the event of a breach by them of the foregoing covenant, the covenant may be enforced by PRG or PRG Sub by injunctions and restraining orders. The foregoing right is in addition to the right to receive liquidated damages set forth in subparagraph (b) below.

          (b) Because of the difficulty of measuring economic losses as a result of a breach by a Shareholder of the foregoing covenant, such Shareholder agrees to that in the event of a breach of the foregoing covenant the breaching Shareholder shall be obligated to pay to PRG as liquidated damages an amount set forth below opposite the year following Closing in which the breach occurs times such Shareholder s ownership of the Company on the date hereof:


         Year Following
        Closing in Which
          Breach Occurs                      Damages

               1st                       $ 8,000,000.00
               2nd                       $ 6,400,000.00
               3rd                       $ 4,800,000.00
               4th                       $ 3,200,000.00
               5th                       $ 1,600,000.00


     11.3 Reasonable Restraint. It is agreed by the parties that the foregoing covenants in this Section 11 impose a reasonable restraint on the Shareholders in light of the activities and business of PRG and PRG Sub on the date of the execution of this Agreement and the future plans of PRG and PRG Sub.

     11.4 Severability; Reformation. The covenants in this Section 11 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     11.5 Term. It is specifically agreed that the period of five (5) years stated above, shall be computed by excluding from such computation any time during which any Shareholder is in violation of any provision of this Section 11. The covenants contained in this
Section 11 shall have no effect if the transactions contemplated by this Agreement are not consummated for any reason but otherwise shall not be affected by any breach of any other provision hereof by any party hereto.

Section 12. N o n disclosure of Confidential Information. The Shareholders recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of PRG or PRG Sub that is valuable, special and unique assets of PRG's or PRG Sub's businesses. The Shareholders agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, unless (i) such information becomes available to or known by the public generally through no fault of the Shareholders,
(ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the Shareholders shall, if possible, give prior written notice thereof to the other parties hereto, and provide such other parties hereto with the opportunity to contest such disclosure, (iii) the Shareholders reasonably believe that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, or (iv) the Shareholders are the sole and exclusive owner of such confidential information as a result of the transactions contemplated hereunder or otherwise. In the event of a breach or threatened breach by the Shareholders of the provisions of this Section 12, PRG or PRG Sub shall be entitled to an injunction restraining the Shareholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting PRG or PRG Sub from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. The obligations of the parties under this Section 12 shall survive the termination of this Agreement.


Section 13.    Miscellaneous.

     13.1 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery, or by facsimile and overnight courier, to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

If to PRG:

Physicians Resource Group, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1540
Dallas, Texas 75240
Attn:  Richard J. D'Amico
Facsimile: (214) 982-8299

If to PRG Sub:

PRG Florida XII, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1540
Dallas, Texas 75240
Attn:  Richard J. D'Amico
Facsimile: (214) 982-8299

with a copy of each notice directed to PRG Sub or PRG to:

James S. Ryan, III, Esquire
Jackson & Walker, L.L.P.
901 Main Street
Dallas, Texas  75202
Facsimile:  (214) 953-5822

If to Company or the Shareholders:

502 East New Haven Avenue
Melbourne, FL 32901
Telecopy: (407) 984-9547

with a copy to:

James H. Fallace, P.A.
1900 S. Hickory St.
Melbourne, FL 32901
Telecopy: (407) 724-6002

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications, properly addressed and postage prepaid with the overnight courier.

     13.2 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of Agreement.

     13.3 Each Party to Bear Costs. Each of the parties to this Agreement shall pay all of the costs and expenses incurred by such party in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated. Without limiting the generality of the foregoing and whether or not such liabilities may be deemed to have been incurred in the ordinary course of business, PRG Sub and PRG shall not be liable to or required to pay, either directly or indirectly, any (a) fees and expenses of legal counsel, accountants, auditors or other persons or entities retained by Company, the Clinic or the Shareholders for services rendered in connection with negotiating and closing the transactions contemplated by this Agreement or the documents to be executed in connection herewith, whether or not such costs or expenses are incurred before or after the Closing Date, and (b) local, state and federal income taxes or other similar charges on income or gain incurred by Company, the C l i nic or the Shareholders as a result of the transactions contemplated hereby.

     13.4 Public Disclosures. Except as otherwise required by law, no party to this Agreement shall make any public or other disclosure of this Agreement or the transactions contemplated hereby without the prior consent of the other parties. The parties to this Agreement shall cooperate with respect to the form and content of any such disclosures.

     13.5 GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA AND APPLIED WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES.

     13.6 Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

     13.7 Integration of Exhibits. All Exhibits attached to this Agreement are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

     13.8 ENTIRE AGREEMENT/AMENDMENT. THIS INSTRUMENT, INCLUDING ALL EXHIBITS ATTACHED HERETO, CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDES ANY AND ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS BETWEEN THE PARTIES, WRITTEN OR ORAL, WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY.

     13.9 Counterparts; Telefax. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument. A telefax copy of this Agreement and all signatures thereon shall constitute an original for all purposes.

     13.10 Binding Effect/Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No party may assign any right or obligation hereunder without the prior written consent of the other parties; provided, however, that PRG Sub and PRG may assign its rights and obligations hereunder to an affiliate and to their lender or lenders.

     13.11 No Rule of Construction. The parties acknowledge that this Agreement was initially prepared by PRG Sub, and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

     13.12 Costs of Enforcement. In the event that PRG Sub or PRG, on the one hand, or Company or the Shareholders, on the other hand, file suit in any court against any other party to enforce the terms of this Agreement against the other party or to obtain performance by it hereunder, the prevailing party will be entitled to recover all reasonable costs, including reasonable attorneys' fees, from the other party as part of any judgment in such suit. The term "prevailing party" shall mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the C o mplaint. "Reasonable attorneys' fees" are those reasonable attorneys' fees actually incurred in obtaining a judgment in favor of the prevailing party.

     13.13 Amendments; Waivers. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. Any waiver of the terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

     13.14 Choice of Forum. Each of the parties hereto agree that should any suit, action or proceeding arising out of this Agreement be instituted by any party hereto (other than a suit, action or proceeding to enforce or realize upon any final court judgment arising out of this Agreement), such suit, action or proceeding shall be instituted only in a state or federal court in Dallas County, Texas. Each of the parties hereto consents to the in personam jurisdiction of any state or federal court in Dallas County, Texas and waives any objection to the venue of any such suit, action or proceeding. The parties hereto recognize that courts outside Dallas County, Texas may also have jurisdiction over suits, actions or proceedings arising out of this Agreement, and in the event that any party hereto shall institute a proceeding involving this Agreement in a jurisdiction outside Dallas County, Texas, the party instituting such proceeding shall indemnify any other party hereto for any losses and expenses that may result from the breach of the foregoing covenant to institute proceedings only in a state or federal court in Dallas County, Texas.

     13.15 Service of Process. Service of any and all process that may be served on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in the manner and to the address set forth in Section 16.1 and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made.

     13.16 Severability. If any provision of this Agreement shall be found to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and this Agreement shall be construed and enforced as if such provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect. In lieu of such provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such provision as may be possible and be legal, valid and enforceable.

                            [End of Page]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


PRG FLORIDA XII INC.


By:  _________________________
Its: _________________________


MELBOURNE EYE ASSOCIATES OF BREVARD, INC.


By:  _________________________
Its: _________________________


MELBOURNE EYE ASSOCIATES, P.A.


By:  _________________________
Its: _________________________


PHYSICIANS RESOURCE GROUP, INC.


By:  _________________________
Its: _________________________



______________________________
William Broussard, M.D., Trustee U.T.D.
March 24, 1980



______________________________
Michael Corcoran, M.D., Trustee U.T.D.
September 26, 1988



______________________________
Andrew Zorbis, M.D.



______________________________
Ralph Paylor, M.D.

______________________________
K. Fredrick Ho, M.D., Trustee U.T.D.
November 24, 1989



______________________________
L. Neal Freeman, M.D.

                           INDEX TO EXHIBITS


     Exhibit                  Description

     2.1            Corporate Existence; Good Standing
     2.3            Permits and Licenses
     2.5            Consents
     2.7            Leases
     2.9            Real and Personal Property; Encumbrances
     2.11           Patents and Trademarks; Names
     2.12           Directors and Officers; Payroll Information
     2.13           Litigation
     2.14           Contracts (other than Leases)
     2.16           Accounts Receivable
     2.18           Debt
     2.19           Insurance Policies
     2.20           Employee Benefit Plans
     2.29           Banking Relations
     4.4            Clinic Assets
     4.8            Distributions
     6.7            Form of Service Agreement
     8.1(k)         Stockholder's Agreement

     ANNEX I        Consideration